                         AMENDMENT TO SERVICE AGREEMENT


     This Amendment to the Service Agreement dated as of June 1, 1988 is entered into this 31st day of May, 1993 between The Manufacturers Life Insurance Company, a mutual life insurance company organized under the laws of Canada ("Manufacturers") and The Manufacturers Life Insurance Company of America, a stock life insurance company domiciled in the State of Michigan ("Manufacturers of America").

                                   WITNESSETH


     WHEREAS, the Service Agreement is scheduled to terminate May 31, 1993; and

     WHEREAS, Manufacturers and Manufacturers of America wish to extend the term of the Service Agreement;

     NOW THEREFORE Manufacturers and Manufacturers of America hereby agree as follows:

1. Effective as of 12:01 A.M. (EDT), June 1, 1993, Section 16 of the Agreement shall be deemed to be amended to read as follows:

     "SECTION 16.  TERMINATION.

      Either party may terminate this Agreement without penalty, by 60 days' notice in writing, delivered personally or addressed to the other at its home office. In any event, however, this Agreement shall terminate no later than five years after its effective date."

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal by their duly authorized officers as of the date first above-mentioned.

                                       THE MANUFACTURERS LIFE INSURANCE
                                       COMPANY

                                       By:    /s/ Stephen C. Nesbitt
                                             -----------------------

                                       Its:  Legal Vice President
                                             -----------------------


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                                               THE MANUFACTURERS LIFE INSURANCE
                                               COMPANY OF AMERICA

                                               By:    /s/ Douglas H. Myers
                                                      --------------------

                                               Its:   V.P., Finance
                                                      --------------------

                         AMENDMENT TO SERVICE AGREEMENT


     This Amendment to the Service Agreement dated as of June 1, 1988 is entered into this 30th day of June, 1993 between The Manufacturers Life Insurance Company, a mutual life insurance company organized under the laws of Canada ("Manufacturers") and The Manufacturers Life Insurance Company of America, a stock life insurance company domiciled in the State of Michigan ("Manufacturers of America").

                                   WITNESSETH


     WHEREAS, Manufacturers of America has redomesticated from the Commonwealth of Pennsylvania to the State of Michigan;

     NOW THEREFORE Manufacturers and Manufacturers of America hereby agree as follows:

1. Section 5(b) of the Agreement shall be deemed to be amended to read as follows:

     "SECTION 5.  RECORDS.

      Manufacturers shall furnish the Commissioner of Insurance of Michigan (the "Commissioner") with any information or reports in connection with any of the services provided hereunder which the Commissioner may request.

2. Section 6 of the Agreement shall be deemed to be amended by substituting "Michigan Insurance Department" for "Pennsylvania Insurance Department in the third line thereof.


     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal by their duly authorized officers as of the date first above-mentioned.


                                            THE MANUFACTURERS LIFE INSURANCE
                                            COMPANY
[Seal]
                                            By:  Stephen C. Nesbitt
                                                 ----------------------
                                            Its: Legal Vice President
                                                 ----------------------

                                        THE MANUFACTURERS LIFE INSURANCE
                                        COMPANY OF AMERICA
[Seal]
                                        By:    Douglas H. Myers
                                               --------------------------
                                        Its:   Vice President Finance
                                               --------------------------